UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 21, 2005

APPLICA INCORPORATED

(Exact name of Registrant as specified in its charter)

Commission File Number 1-10177

Florida	59-1028301

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3633 Flamingo Road, Miramar, Florida	33027

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 883-1000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

     On April 20, 2005, Applica Incorporated issued a press release announcing updated guidance, a copy of which is included in the Form 8-K dated and filed on April 20, 2005. The write-down of inventory discussed in such press release is limited to two products, which accounted for approximately 3.7% of sales during the year ended December 31, 2004.

     As of April 20, 2005, Applica had approximately $121 million in total debt. Under its senior credit facility, Applica had approximately $44 million available for future cash borrowings, although, because Applica does not currently meet the minimum fixed charge coverage ratio of 1.0 to 1.0, it must maintain a minimum daily availability under its senior credit facility of $20 million and a minimum average daily availability of $30 million.

     This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 21, 2005	Applica Incorporated
	By:	/s/ Terry Polistina
Terry Polistina, Senior Vice President and Chief
Financial Officer of Applica Incorporated

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